EXHIBIT 99.1

Nobilis Health Reports Third Quarter 2016 Financial Results
Reiterates Full Year 2016 Guidance for Revenue and Adjusted EBITDA1

HOUSTON, TX--(Marketwired -November 7, 2016) - Nobilis Health Corp. (NYSE MKT: HLTH) (TSX: NHC) ("Nobilis" or the "Company") today announced financial results for the third quarter ended September 30, 2016. All financial results are expressed in U.S. dollars.
Third Quarter Highlights

•	Revenues Increase 34.7% to $70.7 million

•	Net Loss of $2.8 million, Compared to Prior Period Net Income of $10.9 million

•	Adjusted EBITDA[1] of $4.3 million, Compared to Prior Period of $5.3 million

•	Cash Increases 25.2% to $19.6 million Compared to Year End 2015

•	$4.7 million in Additional Incremental Sales, Marketing and Ancillary Expenses

•	Reiterates Full Year 2016 Guidance for Revenue and Adjusted EBITDA[1]
“Nobilis made significant progress in the third quarter both financially and operationally. We continued our strong revenue performance for the year, realizing organic revenue growth as well as growth at the hospitals acquired in 2015,” said Harry Fleming, Chief Executive Officer of Nobilis.
“Our new credit facility, announced in October, significantly strengthens our balance sheet and substantially increases our financial resources, giving us the flexibility we need to help us achieve our acquisition goals. We also made significant progress integrating recently acquired facilities, including the five clinics and four surgery centers acquired as part of our acquisition of ‘Arizona Vein and Vascular Clinics’ and our new Galveston-area surgery center. We remain on track to deliver the full year 2016 financial guidance we previously provided,” continued Harry Fleming, Chief Executive Officer of Nobilis.
Kenneth Efird, President, Nobilis said, “Our third quarter Adjusted EBITDA1 of $4.3 million was impacted by expenses for direct-to-consumer marketing, physician marketing, physician recruitment, and ancillary service line expansion. We deployed in the third quarter a portion of direct-to-consumer marketing expenses budgeted for the fourth quarter. This marketing expense acceleration allowed us to avoid higher fourth quarter premiums for digital online, social media and direct response television expenses, resulting from the U.S. presidential election.”
“We also increased our physician marketing expense with the recruitment of several new physicians. Finally, we expanded our anesthesia footprint and launched a new laboratory division. These efforts support our strategic growth initiatives and the marketing of our specialty services to hospitals acquired in 2015. These additional third quarter expenses will drive cases in the fourth quarter, our most profitable quarter,” continued Kenneth Efird, President of Nobilis.

Third Quarter 2016 Financial Results
Total revenue for the third quarter of 2016 increased to $70.7 million, a 34.7% increase over the same period the prior year. Total case volume increased by 679 cases, or 15.4%, to 5,097 cases in the third quarter of 2016, as compared to the same period the prior year. Revenue per case increased to $13,256 in the third quarter of 2016, as compared to $11,392 in the same period the prior year, reflecting the impact of a higher acuity case mix performed in hospitals. The increase in total revenue and total case volume in the third quarter compared to the same quarter the prior year was primarily organic growth.
Net loss attributable to Nobilis for the third quarter of 2016 was $2.8 million, or $0.04 per basic and fully diluted share, as compared to a prior period net income attributable to Nobilis of $10.9 million, or $0.15 and $0.14 per basic and fully share, respectively. Net income in the third quarter of 2015 included a $4.4 million bargain purchase gain and a $6.4 million change in fair value of warrants and stock options.
Adjusted EBITDA1 for the third quarter of 2016, which adds back certain non-cash and non-recurring expenses, was $4.3 million, a decrease of 18.3% over Adjusted EBITDA1 of $5.3 million for the same period the prior year.
Total cash was $19.6 million, accounts receivable was $86.2 million and total debt was $23.8 million as of September 30, 2016, compared to $15.7 million, $92.6 million and $22.7 million, respectively, at December 31, 2015.
As of September 30, 2016, the Company owned and/or managed four acute care surgical hospitals and five ambulatory surgical centers, and had affiliations with an additional 36 facilities.
Nine Months Ended 2016 Financial Results
Total revenue for the first nine months of 2016 increased to $183.8 million, a 32.1% increase over the same period the prior year. Total case volume for the first nine months of 2016 increased by 1,385 cases, or 11.0%, to 13,934 in the first nine months of 2016, compared to the same period the prior year. Revenue per case increased to $13,193 for the first nine months of 2016, as compared to $11,093 in the same period the prior year, reflecting the impact of a higher acuity case mix from the purchase of three new hospitals in 2015. The increase in total revenue and total case volume for the first nine months of 2016 compared to the same period the prior year was due primarily to the acquisitions of three hospitals in 2015.
Net loss attributable to Nobilis for the first nine months of 2016 was $2.9 million, or $0.04 per basic and fully diluted share, as compared to net income attributable to Nobilis of $6.0 million, or $0.09 per basic and fully diluted share, in the same period the prior year.
Adjusted EBITDA1 for the first nine months of 2016, which adds back certain non-cash and non-recurring expenses, was $13.2 million, a decrease of 20.5% compared to Adjusted EBITDA1 of $16.6 million for the same period the prior year.
Full Year 2016 Guidance
For full year 2016, Nobilis is reiterating the guidance previously provided on October 28, 2016 when we completed the acquisition of Arizona Vascular Clinics. Full year 2016 total revenues are expected to be $281.0 million, and Adjusted EBITDA1 is expected to be $53.0 million.
Conference Call Information
Nobilis will host a conference call on November 7, 2016 at 8:00 a.m. CDT (9:00 a.m. EDT) to discuss its financial results for the third quarter of 2016. To participate in the conference call, please dial (877) 201-0168 in the U.S. and Canada, and +1 (647) 788-4901 internationally. Please enter conference ID 13721251. There will be a livestream of the conference call available at: http://investors.nobilishealth.com/investors/events-and-presentations/.

About Nobilis Health Corp.
Nobilis (www.NobilisHealth.com) is a full-service healthcare development and management company which currently owns or manages fourteen surgical facilities and six clinics, partners with thirty-six additional facilities throughout the country, and markets seven independent brands. Deploying a unique patient acquisition strategy driven by direct-to-consumer marketing, Nobilis is focused on a specified set of procedures that are performed at our centers by local physicians.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Canadian and United States securities laws, including the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based on current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated, include, but are not limited to our ability to successfully maintain effective internal controls over financial reporting; our ability to implement our business strategy, manage the growth in our business, and integrate acquired businesses; the risk of litigation and investigations, and liability claims for damages and other expenses not covered by insurance; the risk that payments from third-party payers, including government healthcare programs, may decrease or not increase as costs increase; adverse developments affecting the medical practices of our physician limited partners; our ability to maintain favorable relations with our physician limited partners; our ability to grow revenues by increasing case and procedure volume while maintaining profitability at the Nobilis Facilities; failure to timely or accurately bill for services; our ability to compete for physician partners, patients and strategic relationships; the risk of changes in patient volume and patient mix; the risk that laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease; the risk that contracts are cancelled or not renewed or that we are not able to enter into additional contracts under terms that are acceptable to us; and the risk of potential decreases in our reimbursement rates. The foregoing are significant factors we think could cause our actual results to differ materially from expected results. However, there could be additional factors besides those listed herein that also could affect us in an adverse manner.

We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to any mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing factors and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 15, 2016, as updated by other filings with the Securities and Exchange Commission.

NOBILIS HEALTH CORP.
CONSOLIDATED BALANCE SHEETS
September 30, 2016 AND December 31, 2015
(In thousands, except share amounts)
(unaudited)

	September 30, 2016	December 31, 2015
Assets
Current Assets:
Cash	$19,614	$15,666
Trade accounts receivable, net of allowance of $2,144 at September 30, 2016 and $5,165 at December 31, 2015	86,170	92,569
Medical supplies	4,321	4,493
Prepaid expenses and other current assets	3,727	2,789
Total current assets	113,832	115,517
Property and equipment, net	34,638	35,303
Intangible assets, net	18,268	19,619
Goodwill	44,833	44,833
Deferred tax asset	27,470	25,035
Other long-term assets	1,942	1,720
Total Assets	$240,983	$242,027
Liabilities and Shareholders' Equity
Current Liabilities:
Trade accounts payable	$19,702	$23,381
Accrued expenses	20,661	16,648
Current portion of capital leases	3,484	5,193
Current portion of long-term debt	1,006	1,243
Current portion of warrant and stock option derivative liabilities	380	332
Other current liabilities	6,802	5,025
Total current liabilities	52,035	51,822
Lines of credit	8,135	3,000
Long-term capital leases, net of current portion	12,711	13,654
Long-term debt, net of current portion	22,826	21,469
Warrant and stock option derivative liabilities, net of current portion	1,537	2,619
Other long-term liabilities	3,523	3,386
Total liabilities	100,767	95,950
Commitments and Contingencies
Contingently redeemable noncontrolling interest	10,567	12,225
Shareholders' Equity:
Common shares, no par value, unlimited shares authorized, 76,855,014 and 73,675,979 shares issued and outstanding, respectively	—	—
Additional paid in capital	218,724	211,827
Accumulated deficit	(88,410)	(85,491)
Total shareholders’ equity attributable to Nobilis Health Corp.	130,314	126,336
Noncontrolling interests	(665)	7,516
Total shareholders' equity	129,649	133,852
Total Liabilities and Shareholders' Equity	$240,983	$242,027

NOBILIS HEALTH CORP
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Patient and net professional fees	$65,666	$46,237	$167,199	$126,661
Contracted marketing revenues	2,604	4,410	10,754	8,059
Factoring revenues	2,413	1,836	5,874	4,481
Total revenues	70,683	52,483	183,827	139,201
Operating expenses:
Salaries and benefits	13,209	10,255	38,377	26,927
Drugs and supplies	15,473	8,405	39,670	22,265
General and administrative	33,195	21,025	85,678	54,625
Bad debt expense	—	929	—	1,129
Depreciation and amortization	1,952	1,522	6,462	3,114
Facility operating expenses	63,829	42,136	170,187	108,060
Corporate expenses:
Salaries and benefits	1,765	1,540	5,077	3,532
General and administrative	4,576	5,192	14,984	17,707
Legal expenses	1,535	521	4,110	1,733
Depreciation	79	43	209	99
Total corporate costs	7,955	7,296	24,380	23,071
(Loss) income from operations	(1,101)	3,051	(10,740)	8,070
Other expense (income) :
Change in fair value of warrant and stock option derivative liabilities	133	(6,381)	(1,566)	(4,677)
Interest expense	744	322	2,115	1,106
Bargain purchase gain	—	(4,358)	—	(4,358)
Other income, net	(198)	(106)	(3,011)	(1,518)
Total other expense (income)	679	(10,523)	(2,462)	(9,447)
(Loss) income before income taxes and noncontrolling interests	(1,780)	13,574	(8,278)	17,517
Income tax expense (benefit)	483	256	(1,766)	862
Net (loss) income	(2,263)	13,318	(6,512)	16,655
Net income (loss) attributable to noncontrolling interests	496	2,375	(3,594)	10,617
Net (loss) income attributable to Nobilis Health Corp.	$(2,759)	$10,943	$(2,918)	$6,038
Net (loss) income per basic common share	$(0.04)	$0.15	$(0.04)	$0.09
Net (loss) income per fully diluted common share	$(0.04)	$0.14	$(0.04)	$0.08
Weighted average shares outstanding (basic)	76,774,967	70,935,587	76,114,538	65,310,610
Weighted average shares outstanding (fully diluted)	76,774,967	77,656,264	76,114,538	75,067,623

NOBILIS HEALTH CORP.
RECONCILIATION ON NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2,016	2,015	2,016	2,015

Net income (loss) attributable to Nobilis Health Corp.	$(2,759)	$10,943	$(2,918)	$6,038
Interest	744	322	2,115	1,106
Income taxes	483	256	(1,766)	862
Depreciation and amortization	2,031	1,565	6,671	3,213
EBITDA	$499	$13,086	$4,102	$11,219

Non-cash compensation expenses	$1,722	$2,343	$5,225	$12,469
Change in fair value of warrant and stock option derivative liabilities	133	(6,381)	(1,566)	(4,677)
Acquisition expenses	636	617	1,819	1,955
Bargain purchase gain	—	(4,358)	—	(4,358)
Non-recurring expenses	1,347	—	3,618	—
Adjusted EBITDA[1]	$4,337	$5,307	$13,198	$16,608

1 Use of Non-GAAP Financial Measures
Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, non-cash compensation expenses, change in fair value of warrant and stock option derivative liabilities, acquisition expenses, bargain purchase gain and non-recurring expenses. Adjusted EBITDA should not be considered a measure of financial performance required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. The third quarter 2015 Adjusted EBITDA of $5.3 million was previously reported as $9.7 million.  Due to recent SEC guidance regarding non-GAAP disclosures, the Company elected to remove the Bargain Purchase Gain previously included in the third quarter of 2015.

Contact Information:
Kolin Ozonian
Vice President, Corporate Development
kozonian@nobilishealth.com
713-355-8614